SLM Student Loan Trust 2004-9
Quarterly Servicing Report
Report Date: 12/31/2004 Reporting Period: 9/23/04-12/31/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		9/23/2004 *	Activity	12/31/2004
A	i	Portfolio Balance	$2,951,175,597.48	($115,182,985.94)	$2,835,992,611.54
	ii	Interest to be Capitalized	25,591,336.59		27,933,391.29

	iii	Total Pool	$2,976,766,934.07		$2,863,926,002.83

	iv	Specified Reserve Account Balance	7,500,122.00		7,159,815.01
	v	Capitalized Interest	2,000,000.00		2,000,000.00

	vi	Total Adjusted Pool	$2,986,267,056.07		$2,873,085,817.84

B	i	Weighted Average Coupon (WAC)	3.280%		3.274%
	ii	Weighted Average Remaining Term	124.82		120.98
	iii	Number of Loans	882,284		854,503
	iv	Number of Borrowers	457,777		444,929
	v	Aggregate Outstanding Principal Balance - T-Bill	$306,043,783.03		$282,501,783.65
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$2,694,005,204.37		$2,581,424,219.18

						% of		% of
	Notes			Spread	Balance 9/23/04	O/S Securities	Balance 1/25/05	O/S Securities
C	i	A-1 Notes	78442GMU7	-0.010%	$670,000,000.00	22.152%	$536,137,964.35	18.547%
	ii	A-2 Notes	78442GMV5	0.020%	897,000,000.00	29.657%	897,000,000.00	31.031%
	iii	A-3 Notes	78442GMW3	0.090%	487,000,000.00	16.102%	487,000,000.00	16.847%
	iv	A-4 Notes	78442GMX1	0.130%	602,000,000.00	19.904%	602,000,000.00	20.825%
	v	A-5 Notes	78442GMY9	0.150%	277,812,000.00	9.185%	277,812,000.00	9.611%
	vi	B Notes	78442GMZ6	0.330%	90,737,000.00	3.000%	90,737,000.00	3.139%

	vii	Total Notes			$3,024,549,000.00	100.000%	$2,890,686,964.35	100.000%

	Reserve Account		9/23/2004	1/25/2005
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)	$7,500,122.00
	iii	Specified Reserve Acct Balance ($)	$7,500,122.00	$7,159,815.01
	iv	Reserve Account Floor Balance ($)	$3,000,049.00	$3,000,149.00
	v	Current Reserve Acct Balance ($)	$7,500,122.00	$7,159,815.01

	Capitalized Interest Account		9/23/2004	1/25/2005
E	i	Current Capitalized Interest Account Balance ($)	$2,000,000.00	$2,000,000.00

	Asset/Liability		9/23/2004	1/25/2005
F	i	Total Adjusted Pool	$2,986,267,056.07	$2,873,085,817.84
	ii	Total Outstanding Balance Notes	$3,024,549,000.00	$2,890,686,964.35
	iii	Difference	$(38,281,943.93)	$(17,601,146.51)
	iv	Parity Ratio	0.98734	0.99391

*Section I.A. data as of 9/23/04, the settlement date. Section I.B. data as of 9/02/04, the statistical cutoff date

II. 2004-9 Transactions from: 9/23/2004 through: 12/31/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$120,654,382.94
	ii	Principal Collections from Guarantor	1,168,434.25
	iii	Principal Reimbursements	721,702.83
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$122,544,520.02

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$41,982.82
	ii	Capitalized Interest	(7,403,516.90)

	iii	Total Non-Cash Principal Activity	$(7,361,534.08)

C	Total Student Loan Principal Activity		$115,182,985.94

D	Student Loan Interest Activity
	i	Regular Interest Collections	$8,954,355.81
	ii	Interest Claims Received from Guarantors	10,298.62
	iii	Collection Fees/Returned Items	82,404.69
	iv	Late Fee Reimbursements	446,987.37
	v	Interest Reimbursements	11,916.69
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	364,278.60
	viii	Subsidy Payments	489,893.77

	ix	Total Interest Collections	$10,360,135.55

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(1,352.10)
	ii	Capitalized Interest	7,403,516.90

	iii	Total Non-Cash Interest Adjustments	$7,402,164.80

F	Total Student Loan Interest Activity		$17,762,300.35

G	Non-Reimbursable Losses During Collection Period		$0.00

H	Cumulative Non-Reimbursable Losses to Date		$0.00

III. 2004-9 Collection Account Activity 9/23/2004 through 12/31/2004

A	Principal Collections
	i	Principal Payments Received	$34,977,823.16
	ii	Consolidation Principal Payments	86,844,994.03
	iii	Reimbursements by Seller	(22,368.62)
	iv	Borrower Benefits Reimbursements	41,283.04
	v	Reimbursements by Servicer	(3,341.41)
	vi	Re-purchased Principal	706,129.82

	vii	Total Principal Collections	$122,544,520.02

B	Interest Collections
	i	Interest Payments Received	$9,217,593.58
	ii	Consolidation Interest Payments	601,233.22
	iii	Reimbursements by Seller	100.62
	iv	Borrower Benefits Reimbursements	3,874.88
	v	Reimbursements by Servicer	557.94
	vi	Re-purchased Interest	7,383.25
	vii	Collection Fees/Return Items	82,404.69
	viii	Late Fees	446,987.37

	ix	Total Interest Collections	$10,360,135.55

C	Other Reimbursements		$63,792.46

D	Reserves in Excess of the Requirement		$340,306.99

E	Interest Rate Cap Proceeds		$0.00

F	Administrator Account Investment Income		$0.00

G	Investment Earnings for Period in Trust Accounts		$523,393.79

H	Funds borrowed during previous distribution		$0.00

I	Funds borrowed from subsequent distribution		$0.00

J	Funds released from Capitalized Interest Account		$0.00

K	Initial Deposits into Collection Account		$28,512,053.33

	TOTAL AVAILABLE FUNDS		$162,344,202.14

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(4,976,626.73)

L	NET AVAILABLE FUNDS		$157,367,575.41

M	Servicing Fees Due for Current Period		$2,152,818.95

N	Carryover Servicing Fees Due		$0.00

O	Administration Fees Due		$20,000.00

	Total Fees Due for Period		$2,172,818.95

IV. 2004-9 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	9/2/2004	12/31/2004	9/2/2004	12/31/2004	9/2/2004	12/31/2004	9/2/2004	12/31/2004	9/2/2004	12/31/2004
INTERIM:
In School
Current	2.770%	2.770%	357,981	271,691	40.574%	31.795%	$1,306,315,382.25	$1,017,609,197.29	43.902%	35.882%

Grace
Current	0.000%	2.770%	0	60,134	0.000%	7.037%	0.00	200,387,405.42	0.000%	7.066%

TOTAL INTERIM	2.770%	2.770%	357,981	331,825	40.574%	38.833%	$1,306,315,382.25	$1,217,996,602.71	43.902%	42.948%
REPAYMENT
Active
Current	3.829%	3.823%	292,256	262,789	33.125%	30.753%	$988,690,735.49	$882,807,812.90	33.227%	31.129%
31-60 Days Delinquent	3.652%	3.761%	38,871	24,692	4.406%	2.890%	107,137,348.65	71,020,151.48	3.601%	2.504%
61-90 Days Delinquent	3.714%	3.707%	18,873	17,539	2.139%	2.053%	50,335,902.64	47,970,597.00	1.692%	1.691%
91-120 Days Delinquent	3.709%	3.602%	13,940	17,224	1.580%	2.016%	35,481,305.84	42,727,488.06	1.192%	1.507%
> 120 Days Delinquent	3.674%	3.614%	25,255	51,826	2.862%	6.065%	62,358,981.34	124,074,009.89	2.096%	4.375%

Deferment
Current	2.952%	2.936%	59,623	71,713	6.758%	8.392%	180,759,519.27	205,070,634.03	6.075%	7.231%

Forbearance
Current	3.607%	3.628%	75,485	76,595	8.556%	8.964%	244,461,964.15	243,316,547.82	8.216%	8.580%

TOTAL REPAYMENT	3.678%	3.653%	524,303	522,378	59.426%	61.132%	$1,669,225,757.38	$1,616,987,241.18	56.097%	57.016%
Claims in Process (1)	0.000%	3.924%	0	300	0.000%	0.035%	$0.00	$1,008,767.65	0.000%	0.036%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
GRAND TOTAL	3.280%	3.274%	882,284	854,503	100.000%	100.000%	$2,975,541,139.63	$2,835,992,611.54	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 2004-9 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	3.190%	471,261	$1,319,191,333.57	46.516%
- GSL - Unsubsidized	3.007%	319,436	$1,093,247,907.70	38.549%
- PLUS Loans	4.176%	60,661	$413,545,584.48	14.582%
- SLS Loans	5.739%	3,145	$10,007,785.79	0.353%

- Total	3.274%	854,503	$2,835,992,611.54	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	3.202%	588,196	$2,190,279,251.07	77.231%
-Two Year	3.393%	158,846	$386,264,715.32	13.620%
-Technical	3.704%	107,454	$259,431,605.72	9.148%
-Other	2.794%	7	$17,039.43	0.001%

- Total	3.274%	854,503	$2,835,992,611.54	100.000%

*Percentages may not total 100% due to rounding.

VI. 2004-9 Interest Accruals

A	Borrower Interest Accrued During Collection Period			$19,839,456.66
B	Interest Subsidy Payments Accrued During Collection Period			5,969,757.40
C	SAP Payments Accrued During Collection Period			7,361,501.12
D	INV Earnings Accrued for Collection Period (TRUST ACCOUNTS)			523,393.79
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)			0.00

F	Net Expected Interest Collections			$33,694,108.97
G	Interest Rate Cap Payments Due to the Trust
				Cap

	i	Cap Notional Amount		$715,000,000.00

	ii	Libor (Interpolated first period)		1.97994%
	iii	Cap %		4.00000%

	iv	Excess Over Cap ( ii-iii)		0.00000%

	v	Cap Payments Due to the Trust		$0.00

VII. 2004-9 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate

A	Class A-1 Interest Rate	0.006785349	9/23/04 — 1/25/05	1.96994%

B	Class A-2 Interest Rate	0.006888682	9/23/04 — 1/25/05	1.99994%

C	Class A-3 Interest Rate	0.007129793	9/23/04 — 1/25/05	2.06994%

D	Class A-4 Interest Rate	0.007267571	9/23/04 — 1/25/05	2.10994%

E	Class A-5 Interest Rate	0.007336460	9/23/04 — 1/25/05	2.12994%

F	Class B Interest Rate	0.007956460	9/23/04 — 1/25/05	2.30994%

VIII. 2004-9 Inputs From Initial Period 9/23/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,951,175,597.48
	ii	Interest To Be Capitalized	25,591,336.59

	iii	Total Pool	$2,976,766,934.07
	iv	Specified Reserve Account Balance	7,500,122.00
	v	Capitalized Interest	2,000,000.00

	vi	Total Adjusted Pool	$2,986,267,056.07

B	Total Note and Certificate Factor		1.000000000
C	Total Note Balance		$3,024,549,000.00

D	Note Balance 9/23/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B

	i	Current Factor	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$670,000,000.00	$897,000,000.00	$487,000,000.00	$602,000,000.00	$277,812,000.00	$90,737,000.00
	iii	Note Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	iv	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

E	Reserve Account Balance		$7,500,122.00
F	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
G	Unpaid Administration fees from Prior Quarter(s)		$0.00
H	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
I	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2004-9 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-L )		$157,367,575.41	$157,367,575.41

B	Primary Servicing Fees-Current Month		$2,152,818.95	$155,214,756.46

C	Administration Fee		$20,000.00	$155,194,756.46

D	Class A Noteholder’s Interest Distribution Amounts
	i	Class A-1	$4,546,183.76	$150,648,572.70
	ii	Class A-2	$6,179,147.95	$144,469,424.75
	iii	Class A-3	$3,472,209.35	$140,997,215.40
	iv	Class A-4	$4,375,077.81	$136,622,137.59
	v	Class A-5	$2,038,156.63	$134,583,980.96

	vii	Total Noteholder’s Interest Distribution	$20,610,775.50

E	Class B Noteholders’ Interest Distribution Amount		$721,945.31	$133,862,035.65

F	i	Class A-1	$133,862,035.65	$0.00
	ii	Class A-2	$0.00	$0.00
	iii	Class A-3	$0.00	$0.00
	iv	Class A-4	$0.00	$0.00
	v	Class A-5	$0.00	$0.00
	vi	Class B	$0.00	$0.00

	vii	Total Noteholder's Principal Distribution	$133,862,035.65

G	Increase to the Specified Reserve Account Balance		$0.00	$0.00

H	Carryover Servicing Fees		$0.00	$0.00

I	Excess to Certificateholder		$0.00	$0.00

X. 2004-9 Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B
	i	Quarterly Interest Due			$4,546,183.76	$6,179,147.95	$3,472,209.35	$4,375,077.81	$2,038,156.63	$721,945.31
	ii	Quarterly Interest Paid			4,546,183.76	6,179,147.95	3,472,209.35	4,375,077.81	2,038,156.63	721,945.31

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due			$51,463,182.16	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid			133,862,035.65	0.00	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall			$17,601,146.51	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$38,408,219.41	$6,179,147.95	$3,472,209.35	$4,375,077.81	$2,038,156.63	$721,945.31

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 12/31/04			$3,024,549,000.00
	ii	Adjusted Pool Balance 12/31/04			2,873,085,817.84

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)			$151,463,182.16
	iv	Adjusted Pool Balance 9/23/04			$2,986,267,056.07
	v	Adjusted Pool Balance 12/31/04			2,873,085,817.84

	vi	Current Principal Due (iv-v)			$113,181,238.23
	vii	Notes Issued Exceeding Adjusted Pool Balance			38,281,943.93

	viii	Principal Distribution Amount (vi + vii)			$151,463,182.16
	ix	Principal Distribution Amount Paid			$133,862,035.65
	x	Principal Shortfall (viii-ix)			$17,601,146.51
C		Total Principal Distribution			$133,862,035.65
D		Total Interest Distribution			21,332,720.81

E		Total Cash Distributions			$155,194,756.46
F	Note Balances			9/23/2004	1/25/2005
	i	A-1 Note Balance	78442GMU7	$670,000,000.00	$536,137,964.35
		A-1 Note Pool Factor		1.000000000	0.800205917
	ii	A-2 Note Balance	78442GMV5	$897,000,000.00	$897,000,000.00
		A-2 Note Pool Factor		1.000000000	1.000000000
	iii	A-3 Note Balance	78442GMW3	$487,000,000.00	$487,000,000.00
		A-3 Note Pool Factor		1.000000000	1.000000000
	iv	A-4 Note Balance	78442GMX1	$602,000,000.00	$602,000,000.00
		A-4 Note Pool Factor		1.000000000	1.000000000
	v	A-5 Note Balance	78442GMY9	$277,812,000.00	$277,812,000.00
		A-5 Note Pool Factor		1.000000000	1.000000000
	vi	B Note Balance	78442GMZ6	$90,737,000.00	$90,737,000.00
		B Note Pool Factor		1.000000000	1.000000000
G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$7,500,122.00
	ii	Deposits to correct Shortfall			$0.00
	iii	Total Reserve Account Balance Available			$7,500,122.00
	iv	Required Reserve Account Balance			$7,159,815.01

	v	Shortfall Carried to Next Period			$0.00
	vi	Excess Reserve-Release to Waterfall			$340,306.99
	vii	Ending Reserve Account Balance			$7,159,815.01

XI. 2004-9 Historical Pool Information

			9/23/04-12/31/04
Beginning Student Loan Portfolio Balance			$2,951,175,597.48

	Student Loan Principal Activity
	i	Regular Principal Collections	$120,654,382.94
	ii	Principal Collections from Guarantor	1,168,434.25
	iii	Principal Reimbursements	721,702.83
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$122,544,520.02
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$41,982.82
	ii	Capitalized Interest	(7,403,516.90)

	iii	Total Non-Cash Principal Activity	$(7,361,534.08)

(-)	Total Student Loan Principal Activity		$115,182,985.94

	Student Loan Interest Activity
	i	Regular Interest Collections	$8,954,355.81
	ii	Interest Claims Received from Guarantors	10,298.62
	iii	Collection Fees/Returned Items	82,404.69
	iv	Late Fee Reimbursements	446,987.37
	v	Interest Reimbursements	11,916.69
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	364,278.60
	viii	Subsidy Payments	489,893.77

	ix	Total Interest Collections	$10,360,135.55

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(1,352.10)
	ii	Capitalized Interest	7,403,516.90

	iii	Total Non-Cash Interest Adjustments	$7,402,164.80

	Total Student Loan Interest Activity		$17,762,300.35
(=)	Ending Student Loan Portfolio Balance		$2,835,992,611.54
(+)	Interest to be Capitalized		$27,933,391.29

(=)	TOTAL POOL		$2,863,926,002.83

(+)	Reserve Account Balance		$7,159,815.01

(+)	Capitalized Interest		$2,000,000.00

(=)	Total Adjusted Pool		$2,873,085,817.84

XII. 2004-9 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jan-05	$2,863,926,003	10.14%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.